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                                   EXHIBIT 10Q

                     [TO BE TYPED ON O.S.H.& R. LETTERHEAD]


                                   ______________, 1995


Andrew D. Stone
243 Hamlet Drive
Jericho, New York 11753

Micro Bio-Medics Inc.
846 Pelham Parkway
Pelham Manor, New York 10803

     Re: Escrow Agreement for [1/2 of number of shares to be received by Andrew pursuant to Merger Agreement]

          Shares ("Escrow Shares") of Common Stock of
          Micro Bio-Medics Inc. ("MBM")
          --------------------------------------------

Gentlemen:

     Reference is made to a certain Agreement for Merger and Reorganization (the "Merger Agreement") dated as of November 2, 1995 among MBM, Diagnostic Leasing Corp. ("Newco"), Stone Medical Supply Corporation ("Stone") and Andrew D. Stone ("Andrew"), concerning, INTER ALIA, the delivery to Andrew of shares ("Shares") of MBM's common stock, par value $.03 per share and to that certain Noncompetition, Indemnification and Release Agreement dated as of the date hereof between Newco and Andrew ("Noncompetition Agreement"). In accordance with the Merger Agreement, Andrew has directed the Exchange Agent (as defined in the Merger Agreement"), or, in the case of a stock purchase pursuant to Section 8 of the Merger Agreement has directed MBM's transfer agent, to deliver the certificate (the "Stock Certificate") evidencing the Escrow Shares to Otterbourg, Steindler, Houston & Rosen, P.C. ("Escrow Agent") to hold in escrow in accordance with the terms and provisions of this letter agreement.

     This letter agreement sets forth the terms upon which the Escrow Agent shall hold the Escrow Shares, together with a stock power duly endorsed in blank by Andrew ("Stock Power") in escrow. This letter also effects a 'lock-up' of the Escrow Shares, and Andrew shall not sell, transfer or otherwise dispose of any or all of the

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Escrow Shares in any manner whatsoever during the term of this letter agreement. All references herein to "MBM" shall include MBM and Newco, as the case may be. All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement.


          1. The Escrow Agent acknowledges receipt of the Stock Certificate and Stock Power.



          2. The Escrow Shares and Stock Power shall be held in escrow by the Escrow Agent pursuant to the terms of this letter agreement.



          3. The Escrow Shares are to be held by the Escrow Agent as security for any indemnification claims by MBM or Newco against Andrew ("Indemnification Claims") pursuant to the Noncompetition Agreement. Such Indemnification Claims shall not be limited in amount by the value or amount of Escrow Shares held by Escrow Agent hereunder.



          4. MBM shall notify Andrew and the Escrow Agent in writing of any Indemnification Claim. Such notice to the Escrow Agent shall include, without limitation, a statement that a copy thereof has been delivered to Andrew not less than five (5) business days prior to the date of delivery to the Escrow Agent, a description of the claim and the amount of damages for which compensation is sought from the Escrow Shares.



          5. If Andrew does not respond in writing to the Escrow Agent and MBM within twenty (20) days of his receipt of notice of an Indemnification Claim, or if he responds within such period acknowledging as correct the amount of compensation sought by MBM on account of such Indemnification Claim, the Escrow Agent shall deliver to MBM within twenty (20) days thereafter Escrow Shares in the amount of the Indemnification Claim. For the purposes hereof, the Escrow Shares shall be valued at the price per share at which MBM Shares are valued for the purpose of determining the Conversion Ratio in accordance with Section 2 of the Merger Agreement.



          6. If Andrew disputes the validity or amount of an Indemnification Claim, unless he has provided written notice of such dispute to the Escrow Agent and MBM hereof within twenty (20) days following his receipt of the notice from the Escrow Agent of such Indemnification Claim, the Escrow Agent shall deliver Escrow Shares in accordance with paragraph 5 as if no such dispute notices had been given. Notwithstanding anything else contained in this Agreement, Andrew may dispute an Indemnification Claim under this Agreement on the basis that he has paid and discharged the Indemnification Claim with assets other than the Escrow Shares.



          7. If Andrew states in a writing delivered to the Escrow Agent that he disputes part, but not all, of an Indemnification Claim, the Escrow Agent shall deliver to MBM Escrow Shares equivalent to the amount of the Indemnification Claim acknowledged by Andrew as correct. The disputed portion of any such partially


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accepted Indemnification Claim shall be treated as otherwise provided herein.


          8. In the event of a dispute which becomes the subject of a lawsuit or other legal action or proceeding before a court of competent jurisdiction, the Escrow Agent shall continue to hold the Escrow Shares and Stock Power for as long as such lawsuit, action or proceeding continues and any appeal from an order therefrom remains pending and shall dispose of the Escrow Shares and Stock Power in accordance with the award made in such proceeding or the order of any confirming or vacating court, as the case may be.



          9.  During the term of the escrow:


               (1) Andrew shall have the right to vote the Escrow Shares (to the extent the same have voting rights) at meetings of the shareholders of MBM subject to the covenant contained in subparagraph 1(c) of the Noncompetition Agreement;

               (2) Notwithstanding anything to the contrary contained in the Noncompetition Agreement, cash and/or stock dividends paid on the Escrow Shares shall be paid to the Escrow Agent who shall hold same on the same terms and conditions as the Escrow Shares held in escrow pursuant to the terms hereof. When the Escrow Shares are released, dividends shall be released in accordance with the release of the Escrow Shares to which they relate. Notwithstanding the foregoing provisions of this subparagraph 9(2), if, prior to the release of all of the Escrow Shares by the Escrow Agent in accordance with the terms and provisions of this letter agreement, MBM effects a merger, consolidation or sale of assets by virtue of which MBM's shareholders receive consideration in a transaction which does not constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, the Escrow Agent shall release to Andrew fifty (50%) percent of the consideration received in such transaction as relates to the Escrow Shares so as to enable Andrew to discharge his income tax obligations relating to such transaction.


          10. After the date two years from the date hereof and so long as no Indemnification Claim has been asserted which is then unresolved, Escrow Agent shall deliver to Andrew all Escrow Shares then in the Escrow Agent's custody.
If any Indemnification Claim or Claims is asserted and unresolved at such date, this Agreement shall continue in effect concerning such Indemnification Claim or Claims and the Escrow Shares until resolution of such Indemnification Claim or Claims in accordance with paragraph 8 hereof.



          11. The Escrow Agent shall not be responsible for the genuineness of any certificate or signature when acting upon any notice, affidavit, request, consent, instruction, check or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person, or duly authorized, or properly made. The Escrow Agent shall have no responsibility except for the performance of its



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express duties hereunder and no additional duties shall be inferred herefrom or implied hereby. The Escrow Agent shall have the right to continue to represent MBM, Newco and their respective affiliates and related persons.


          12. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any of the parties hereto or from third persons with respect to the property held hereunder, which, in its opinion, are in conflict with any provision of this letter, it shall be entitled to refrain from taking any action (other than to keep safely said property) until it shall be directed otherwise in writing by all the parties hereto and said third persons, if any, or by a final order or judgment of a court of competent jurisdiction.



          13. No amendment or modification of this letter agreement or waiver of its terms shall affect the right and duties of the Escrow Agent unless its written consent thereto shall have been obtained.



          14. The Escrow Agent shall not be responsible or liable for any act or omission on its part in the performance of its duties as Escrow Agent under this letter agreement except as such act or omission constitutes wilful misconduct, gross negligence or fraud. The Escrow Agent shall not be liable for the default or misconduct of any employee, agent or attorney appointed by it who shall have been selected with reasonable care.



          15. The Escrow Agent shall serve without separate fee therefor, but shall be reimbursed for all of its out-of-pocket disbursements in connection with its serving as Escrow Agent under this Agreement. The Escrow Agent shall not be required to institute or defend any action involving any matters referred to herein or which affects it or its duties or liabilities hereunder unless or until requested to do so by any party to this letter agreement and then only upon receiving full indemnity, in character satisfactory to the Escrow Agent, against any and all claims, liabilities and expenses in relation thereto including attorneys' fees. In the event of any dispute among the parties hereto with relation to the Escrow Agent or its duties (i) the Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel selected by it (which may be members of its own law firm) and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel, or (ii) the Escrow Agent may refrain from acting until required to do so by an order of a court of competent jurisdiction.



          16. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the other parties hereto at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all securities, cash, instruments, documents and all other property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the other parties hereto whereupon all obligations of the Escrow Agent hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate. Its sole responsibility thereafter shall be to keep



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safely all property then held by it hereunder and to deliver the same to a person designated by all other parties hereto or in accordance with the directions of a final order or judgment of a Court of competent jurisdiction.


          17. The parties hereto irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York in connection with any action, proceeding or claim arising out of or relating to this Agreement. Andrew hereby irrevocably appoints and designates the law firm of Ruskin, Moscou, Evans & Faltischek, P.C. (or its successor in business) as his agent for service of process in New York and agrees to consider any legal process or any demand or notice made or served on the said agent as being made on him. Andrew hereby agrees that separate confirmation by such agent of the foregoing irrevocable appointment as agent for service of process is not required.



          18. This letter agreement contains the entire agreement of the parties concerning the subject matter hereof, and may not be amended, modified, or terminated except by a writing signed by all parties hereto.



          19. Any and all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by certified or registered mail, postage prepaid, to the parties at the addresses indicated on the first page hereof or to such addresses as may from time to time be designated by any of them in writing by notice similarly given to all parties in accordance with this paragraph 19. Notices under this letter agreement shall be deemed delivered on the date delivered personally to the recipient or on the date postmarked by the United States Post Office, as the case may be.



          20. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY INSTRUMENT, DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF.



          21. This letter agreement shall be governed by and construed according to the laws of the State of New York.



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     If the foregoing correctly states your understanding of our agreement, kindly indicate your assent by signing below where indicated.

                              Very truly yours,

                              OTTERBOURG, STEINDLER, HOUSTON
                                & ROSEN, P.C.


                              By:________________________
                                 Donald N. Gellert,
                                 A Member of the Firm

READ AND AGREED TO:


___________________________________
Andrew D. Stone



MICRO BIO-MEDICS INC.

By:______________________

Title:___________________


DIAGNOSTIC LEASING CORP.

By:______________________

Title:___________________



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